Exhibit 10.6

Execution Version

AMENDED AND RESTATED ALLOCATION AGREEMENT

THIS AGREEMENT is dated November 13, 2013.

BETWEEN:

ENBRIDGE INC., a corporation incorporated under the laws of Canada (the “Parent”);

AND:

ENBRIDGE ENERGY PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (“EEP”);

AND:

ENBRIDGE INCOME FUND HOLDINGS INC., a corporation incorporated under the laws of the Province of Alberta (“EIFH”);

AND:

MIDCOAST ENERGY PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (“MEP”)

(the Parent, EEP, EIFH, and MEP are referred to herein collectively as the “Enbridge Entities” or the “parties” and individually as an “Enbridge Entity” or “party”).

WHEREAS:

A.	The Parent, EEP and EIFH (the “original parties or individually an “original party”) and MEP, along with their respective Related Entities, participate in various consolidated insurance programs;

B.	On December 31, 2012 the original parties entered into an Allocation Agreement (the “Original Allocation Agreement”) to provide for a method of equitable allocation, as between each of the original parties, of any insurance proceeds resulting from claims which exceed the total coverage limit of any insurance program within a coverage year based on the amount of premiums an original party contributed towards an insurance program; and

C.	The original parties agree that it is appropriate to amend and restate the Original Allocation Agreement to add MEP as an Enbridge Entity.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties to this Agreement, the parties hereto agree to amend and restate the Original Allocation Agreement as set forth in this Agreement.

ARTICLE 1

INTERPRETATION

1.1 Definitions.

The following terms will have the following meanings:

(a)	“Agreement” means this agreement, including its recitals and schedules, as amended from time to time;

(b)	“Allocated Recovery” has the meaning defined in Schedule “A” hereto;

(c)	“Business Day” means any day that is not a Saturday, Sunday or statutory holiday in the Province of Alberta or the State of Texas;

(d)	“Claim” means any remediation, repair, loss, restoration, replacement, or similar matter with respect to an Eligible Event and/or a proceeding, investigation, suit, action, hearing, inquiry, arbitration, alternative dispute resolution mechanism or procedure initiated against an Enbridge Entity or its Related Entity, the substance of which is covered by applicable policies under the relevant Insurance Coverage Program, during a Coverage Year;

(e)	“Claims Examiner” has the meaning defined in Section 4.1(1);

(f)	“Coverage Year” means, in respect of any Insurance Coverage Program, the effective term of such Insurance Coverage Program;

(g)	“Eligible Event” means any event, occurrence or other incident suffered by or in connection with an Enbridge Entity or its Related Entity, the substance of which is covered by an Insurance Coverage Program during a Coverage Year;

(h)	“Insurance Cost Allocation Percentage” means in respect of the Enbridge Entities, the percentage of the cost of an Insurance Coverage Program being paid by an Enbridge Entity and its Related Entities during a Coverage Year;

(i)	“Insurance Coverage Program” means a policy or group of policies providing a particular type of insurance coverage under the Insurance Programs, including, for example, general liability, onshore property and business interruption, onshore terrorism, U.S. workers compensation and employers liability, U.S. automobile liability, directors’ and officers’ liability, Canadian automobile liability, aviation liability, fiduciary liability and crime insurance and any other type of insurance coverage program which the Parent may procure on a consolidated basis from time to time;

(j)	“Insurance Programs” means the consolidated insurance programs composed of various Insurance Coverage Programs procured by the Parent for the Enbridge Entities and their respective Related Entities;

(k)	“Insurance Risk Management” means the insurance risk management group of the Parent;

(l)	“Loss Amount” means the aggregate costs and expenses which an Enbridge Entity or its Related Entity has paid out with respect to a Claim and/or is reasonably expected to incur to resolve a Claim or Claims under an Insurance Coverage Program in a particular Coverage Year;

(m)	“Net Change” has the meaning defined in Schedule “A”;

(n)	“New Methodology” has the meaning defined in Section 9.6(3);

(o)	“Notice of Dispute” has the meaning defined in Section 8.1;

(p)	“Qualified Allocated Coverage” has the meaning defined in Schedule “A” hereto;

(q)	“Related Entity” means any entity over which an Enbridge Entity exercises control, direction or management, directly or indirectly, through one or more intermediaries and that participates in the Insurance Programs, provided that in the case of the Parent, Related Entity will exclude EEP, EIFH, MEP and their respective Related Entities;

(r)	“Senior Management” means the Vice-President of the Parent with responsibility for management of the Insurance Programs and who reports to the Chief Financial Officer, or such other officer as is designated by the Chief Financial Officer;

(s)	“Total Coverage Limit” means the aggregate limit of coverage under an Insurance Coverage Program during a Coverage Year;

(t)	“True-Up Loss Amount” has the meaning defined in Section 3.1;

(u)	“Updated Allocated Recovery” has the meaning defined in Schedule “A” hereto;

(v)	“Verified Loss Amount” has the meaning defined in Section 2.1(6); and

(w)	“Verified True-Up Loss Amount” has the meaning defined in Section 3.1.

1.2 References

Any reference in this Agreement to a designated “Article”, “section”, “paragraph” or other subdivision is a reference to the designated Article, section, paragraph or other subdivision of this Agreement; the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section, paragraph or other subdivision of this Agreement.

1.3 Headings

The headings used in and the organization of this Agreement are solely for convenience of reference and will not in any way affect, limit, amplify or modify the terms hereof and will not be construed in any way in the interpretation hereof to be part of this Agreement.

1.4 Non-limiting

The word “including”, when following any general statement, will be construed to refer to all other things that could reasonably fall within the scope of such general statement, whether or not non-limiting language (such as “without limitation”) is used with reference thereto.

1.5 Gender and Number

Words importing the masculine gender include the feminine and neuter genders and words in the singular include the plural, and vice versa.

1.6 Schedules

The following are the Schedules to the Agreement:

Schedule “A”	-	Procedures for Determining Recovery (Part I and Part II)
Schedule “B”	-	Illustration (Part I and Part II),

Part I of each Schedule applies to Allocated Recoveries and Part II of each Schedule applies to Updated Allocated Recoveries.

ARTICLE 2

LOSS AMOUNTS

2.1 Application of the Agreement

(1)	Insurance Risk Management will determine, in its sole discretion, whether the Total Coverage Limit is likely to be exceeded as a result of Claims by two or more Enbridge Entities (themselves or on behalf of respective Related Entities, as applicable).

(2)	Upon making the determination in Section 2.1(1), Insurance Risk Management will seek the approval of Senior Management with respect to such determination and the application of this Agreement.

(3)	Upon receiving written approval by Senior Management confirming application of this Agreement, Insurance Risk Management will immediately notify the Enbridge Entities (who will be responsible for notifying their respective Related Entities, if applicable). Such notification will: (i) specify which Claim or Claims have the potential to result in the Total Coverage Limit being exceeded; (ii) include the particulars of one or more Claims Examiners including the designation of which Claims Examiner will act as the main contact in the event there are more than one; and (iii) contain a request for confirmation of a Loss Amount and preparation and delivery by the relevant Enbridge Entity of a report in connection with such Loss Amount.

(4)	Upon receiving such notification, each Enbridge Entity will prepare a report in connection with its Loss Amount (including a list of materials and information used in confirming its Loss Amount). Such Enbridge Entity will consult with its Related Entities, as applicable, in connection with the review of information and preparation of the materials required to provide a report in connection with its Loss Amount.

(5)	The Enbridge Entities will promptly deliver confirmation of Loss Amounts, together with the report used to prepare such Loss Amounts, to Insurance Risk Management and to the relevant Claims Examiner.

(6)	Each Loss Amount will contain adequate detail in order to allow the Claims Examiner(s) to evaluate the quantum and reasonableness of the Loss Amount. All Loss Amounts are subject to final verification by such Claims Examiner(s) (each a “Verified Loss Amount”).

(7)	The Enbridge Entities and their Related Entities, as applicable, will cooperate in providing any additional documentation requested by Insurance Risk Management and/or any Claims Examiner(s).

(8)	In the event of application of this Agreement, this Agreement will have effect from the date hereof regardless of whether the Coverage Year in respect of any Insurance Coverage Program precedes the date of this Agreement.

ARTICLE 3

TRUE-UP LOSS AMOUNTS

3.1 Preparation and Delivery of True-Up Loss Amounts

Each Enbridge Entity will be responsible for updating any Loss Amount to ensure it remains accurate. Unless Insurance Risk Management has notified the Enbridge Entities that this Agreement no longer has application for a particular Coverage Year (in the event the Total Coverage Limit is no longer exhausted), the relevant Enbridge Entity will prepare and deliver confirmation of a true-up Loss Amount (each, an “True-Up Loss Amount”) reflecting such fluctuations, and a report in connection therewith, to Insurance Risk Management and the Claims Examiner quarterly, on a calendar basis. Such Enbridge Entity will consult with their Related Entities, if applicable, in connection with preparation of such True-Up Loss Amount. In the event the Parent determines, acting reasonably, that a True-Up Loss Amount and/or Verified True-Up Loss Amount is not materially different than the Loss Amount and/or Verified Loss Amount, as applicable, it may elect to not have the methodology set forth in Article 5.2 apply to such True-Up Loss Amount and will notify the Claims Examiner and relevant Enbridge Entity accordingly. All True-Up Loss Amounts are subject to final verification by the Claims Examiner(s) (each a “Verified True-Up Loss Amount”).

ARTICLE 4

CLAIMS EXAMINERS

4.1 Appointment

(1)	Insurance Risk Management will appoint one or more properly qualified independent third parties to act as claims examiners with respect to Insurance Coverage Programs (each a “Claims Examiner”) to carry out the duties described in this Agreement. In appointing a Claims Examiner, Insurance Risk Management may use any selection process it deems appropriate from time to time. Insurance Risk Management will have the right to replace, suspend and/or terminate any Claims Examiner in its sole discretion.

(2)

Each Claims Examiner will execute a consulting agreement with the Parent with respect to its appointment and acknowledging the terms and conditions of this Agreement. In the event two or more Claims Examiners are appointed with respect to a particular Coverage Year for an Insurance Coverage Program, such Claims Examiners will execute a joint consulting agreement. A consulting agreement may contain additional duties and responsibilities of the Claims Examiner(s), along with procedures with respect to engaging experts and other professional advisors in discharging such duties and responsibilities. In addition, each consulting agreement will specify the fee arrangements with the Claims Examiner(s). Each Enbridge Entity (itself or on behalf of its Related Entities, as applicable) will be responsible for reimbursing the Parent for its respective portion of Claims Examiners’ fee based on its Allocated Recovery and/or Updated Allocated Recovery.

4.2 Basic Responsibilities

Claims Examiners will be responsible for the following duties in addition to any other duties Insurance Risk Management may deem appropriate from time to time:

(a)	reviewing all available material and information with respect to a Claim (including results from any investigations or reports conducted to date with respect to a Claim) and establishing the applicable policy or policies providing insurance coverage under an Insurance Coverage Program for a Claim;

(b)	periodically update the Loss Amount, Verified Loss Amount, True-Up Loss Amount and/or Verified True-Up Loss Amount to reflect payments made by an Enbridge Entity with respect to a Claim;

(c)	assisting an Enbridge Entity or Related Entity in preparing confirmation of its Loss Amount and True-Up Loss Amount, and the reports delivered in connection therewith;

(d)	reviewing all necessary documentation to establish the eligibility and accuracy of Loss Amounts and/or True-Up Loss Amounts and preparing Verified Loss Amounts and/or Verified True-Up Loss Amounts in connection therewith;

(e)	validating the accuracy of existing insurable claim amounts under Policies that are under review by the insurer, including amounts which have been partially paid for by insurers the balance of which remain outstanding;

(f)	recording details of proceeds remitted by an Enbridge Entity (on behalf of itself or a Related Entity, as applicable) under Section 7.1 and providing such records to Insurance Risk Management on a quarterly basis;

(g)	calculating the Allocated Recovery and/or Updated Allocated Recovery with respect to a Verified Loss Amount and/or Verified True-Up Loss Amount in accordance with Schedule “A”;

(h)	preparing summary reports outlining recovery eligibility for Claims under an Insurance Coverage Program for a Coverage Year. Insurance proceeds received by an Enbridge Entity or its Related Entities, as applicable, prior to the application of this Agreement being triggered under Section 2.1 with respect to Claims that have been resolved for a Coverage Year will be taken into account by the Claims Examiner(s) in determining eligible amounts for recovery; and

(i)	reconciling and updating summary reports with final dispositions of Claims by Enbridge Entities or their respective Related Entities and/or insurer or insurers under the relevant Insurance Coverage Program.

4.3 Reporting to Insurance Risk Management

(1)	Each Claims Examiner will deliver any findings, including calculations with respect to Allocated Recoveries, Updated Allocated Recoveries and Net Changes, and/or reports prepared in connection with its duties herein to Insurance Risk Management, within a reasonable amount of time given the nature of the Claim, amount of Loss Amount and/or True-Up Loss Amount (and reports delivered by the Enbridge Entities in connection therewith) and taking into account all events that have transpired since initiation of a Claim and/or receipt of a Loss Amount or True-Up Loss Amount.

(2)	Each Enbridge Entity is responsible (on its own behalf and on behalf of its Related Entities, as applicable) for notifying Insurance Risk Management and the relevant Claims Examiner(s) of any payments made on account of a Claim.

ARTICLE 5

METHODOLOGY FOR DETERMINING RECOVERY

5.1 Methodology for Determining Allocated Recovery

(1)	On a quarterly basis, the Claims Examiner(s) will calculate the Allocated Recovery for an Enbridge Entity’s Verified Loss Amount or Verified True-Up Loss Amount by using each Enbridge Entity’s Qualified Allocated Coverage and the Total Coverage Limit to re-allocate any unutilized amount of coverage in accordance with the specific processes set forth in Schedule “A”.

(2)	The maximum amount of proceeds each Enbridge Entity is entitled to recover (itself or on behalf of its Related Entities, as applicable) with respect to Claims under an Insurance Coverage Program will be equal to the sum of the Qualified Allocated Coverage plus any applicable re-allocated coverage. In no event will the Allocated Recovery for an Enbridge Entity exceed the sum of its Verified Loss Amounts.

(3)	The Allocated Recovery is subject to change as a result of Verified True-Up Loss Amounts and Updated Allocated Recoveries.

5.2 Methodology for Determining Updated Allocated Recovery

(1)	On a quarterly basis, a relevant Claims Examiner(s) will be responsible for calculating the Updated Allocated Recovery based on the Verified True-Up Loss Amount in accordance with the specific processes set forth in Schedule “A” which will reflect any Net Change. In no event will the Updated Allocated Recovery for an Enbridge Entity exceed the sum of its Verified True-Up Loss Amounts.

(2)	In the event an Enbridge Entity has incurred a Net Change in a negative amount, such Net Change will be dealt with in accordance with Section 7.1(3).

5.3 Illustration

By way of illustration, Schedule “B” sets forth an example of the specific processes set forth in Schedule “A” to determine Allocated Recovery and Updated Allocated Recovery using the Enbridge Entities and a illustrative Insurance Coverage Program.

5.4 Deductions and Non-Insurable Loss

Each Enbridge Entity or Related Entity, as applicable, is solely responsible for satisfying any deductibles or other like amounts in accordance with the terms of the applicable Insurance Coverage Program and such amounts will not form part of the Allocated Recovery or Updated Allocated Recovery. Furthermore, in no event will Loss Amounts, Verified Loss Amounts, True-Up Loss Amounts or Verified True-Up Loss Amounts include costs or expenses incurred or reasonably expected to be incurred in connection with non-insurable losses.

5.5 Reporting to Enbridge Entities

On a quarterly basis Insurance Risk Management will be responsible for delivering the reports and/or findings of Claims Examiners, along with calculations of the Allocated Recovery and/or Updated Allocated Recovery, to the applicable Enbridge Entity. Each Enbridge Entity will be solely responsible for delivering a copy of the foregoing materials to the affected Related Entities, if applicable.

5.6 Periodic Review

From time to time, Senior Management will review the terms and conditions of this Agreement in order to determine if any changes need to be made to better reflect the intent of the Agreement.

ARTICLE 6

COVENANTS

6.1 Covenants

Each Enbridge Entity covenants and agrees that it will:

(1)	keep adequate records with respect to any Claims, Loss Amounts and/or True-Up Loss Amounts (including reports prepared in connection with Loss Amounts and/or True-Up Loss Amounts) for a period of 6 years following the resolution of a Claim to which such materials relate;

(2)	notify Insurance Risk Management with particulars of a Claim as soon as reasonably practicable;

(3)	prepare and deliver Loss Amounts and/or True-Up Loss Amounts, including reports in connection therewith, in accordance with this Agreement as soon as reasonably practicable;

(4)	apply the principles of this Agreement amongst its Related Entities including taking all necessary steps to cause its Related Entities to follow the principles of this Agreement;

(5)	cooperate with the Parent, including Senior Management and Insurance Risk Management, and the Claims Examiner(s) after submitting a Claim, Loss Amount and/or True-Up Loss Amount, including providing books, records and other information related to such Claims, Loss Amount and/or True-Up Loss Amount (including materials used in preparing reports delivered in connection with a Loss Amount or True-Up Loss Amount) and providing reasonable assistance to the relevant Claims Examiner(s) in the calculation of Verified Loss Amounts, Verified True-Up Loss Amounts, Allocated Recoveries and/or Updated Allocated Recoveries, if so requested.

ARTICLE 7

RECOVERY OF INSURANCE PROCEEDS

7.1 Distribution

(1)	To the extent an Enbridge Entity or any of its Related Entities receives insurance proceeds directly from an insurer under an Insurance Coverage Program, the affected Enbridge Entity will notify Insurance Risk Management and the relevant Claims Examiner immediately.

(2)	On a quarterly basis, the relevant Claims Examiner will direct the affected Enbridge Entity, if applicable, to remit all or a portion of the proceeds it (or its Related Entity) has received pursuant to Section 7.1(1) to other Enbridge Entities in accordance with their Allocated Recoveries and/or Updated Allocated Recoveries and the applicable entity will comply with such direction within 10 Business Days.

(3)	In the event the Claims Examiner(s) determines (in accordance with the specific processes set forth in Schedule “A”) that an Enbridge Entity has an Updated Allocated Recovery resulting in a negative Net Change, such Enbridge Entity will forthwith and in any event, within 10 Business Days, distribute any amounts received (by it or its Related Entities, as applicable) in excess of the Updated Allocated Recovery to other Enbridge Entities as directed by the Claims Examiner.

(4)	The Claims Examiners and Insurance Risk Management will use reasonable commercial efforts to ensure the distribution and re-distribution of insurance proceeds in connection with partial or full resolutions of Claims is completed accurately based on Allocated Recoveries and/or Updated Allocated Recoveries. Furthermore, the Claims Examiners and Insurance Risk Management will keep internal records reflecting outstanding amounts under Allocated Recoveries and/or Updated Allocated Recoveries for each Enbridge Entity, as applicable.

ARTICLE 8

DISPUTE RESOLUTION

8.1 Arbitration

An Enbridge Entity will have up to 30 Business Days following the final determination of all Claims under an Insurance Coverage Program in a Coverage Year and distribution of insurance proceeds pursuant to Allocated Recoveries and/or Updated Allocated Recoveries in connection therewith to provide a notice disputing any matter arising under this Agreement, including the determination of Verified Loss Amounts and/or Verified True-Up Loss Amounts and/or calculations of Allocated Recoveries and/or Updated Allocated Recoveries (each a “Notice of Dispute”). A Notice of Dispute will set forth in reasonable detail the particulars of the dispute, and each Enbridge Entity will have the right to consult with Senior Management and the relevant Claims Examiner(s) to discuss such Notice of Dispute. If the parties are unable to reach an agreement with respect to the disputes set forth in the Notice of Dispute, such dispute may be submitted to binding arbitration by the Enbridge Entity and settled by arbitration in accordance with the provisions of this Section 8.1. Such arbitration will be carried out by a single arbitrator. In the event the parties are unable to agree upon an arbitrator within 20 Business Days after delivery of the Notice of Dispute, any of them may make application to the Alberta Queen’s Bench for an arbitrator to be appointed pursuant to the Arbitration Act (Alberta). An arbitrator appointed pursuant to this Section 8.1 will review the Notice of Dispute, and may review verification procedures with respect to Verified Loss Amounts and/or Verified True-Up Loss Amounts and calculations with respect to Allocated Recoveries and Updated Allocated Recoveries. To the extent matters under review by the arbitrator involve decisions of the Claims Examiner(s), the arbitrator will conduct a de novo review without deference to the findings of such Claims Examiner(s) and will apply a standard of correctness. Any decision of the arbitrator made with respect to, a dispute set forth in the Notice of Dispute or with respect to any aspect of, or any matter related to, an arbitration hereunder (including the location of the arbitration) will be made solely by the arbitrator. The arbitrator will conduct the arbitration proceedings in relation to the dispute set forth in the Notice of Dispute before such arbitrator as set out herein and otherwise in accordance with the applicable rules of the Arbitration Act (Alberta). All decisions of the arbitrator with respect to a dispute, other than procedural decisions will: (i) be rendered in writing if an award is made and will state the reasons on which any award is based; and (ii) promptly be provided to each party. The decision of an arbitrator appointed under this Section 8.1 will be final and binding upon the parties and not subject to appeal. The parties agree that this Section 8.1 will be valid, enforceable and irrevocable

ARTICLE 9

MISCELLANEOUS

9.1 Notice

Any demand, notice or other communication to be given in connection with the Agreement must be given in writing and will be given by personal delivery or by electronic means of communication addressed to the recipient as follows:

To the Parent:

Insurance Risk Management
425 - 1 Street S.W.
Calgary, AB T2P 3L8

Attention:	Jody Balko, VP, Enterprise Risk and Investor Relations
Facsimile No.:	(403) 231-5780
Email:	jody.balko@enbridge.com

To EEP:

1100 Louisiana Street
Suite 3300
Houston, TX 77002

Attention:	Chris Kaitson, Vice President—Law and Assistant Secretary
Facsimile No.:	(713) 821-2229
Email:	chris.kaitson@enbridge.com

To EIFH:

3000, 425 - 1st Street SW
Calgary, AB T2P 3L8

Attention:	Debra Poon, Corporate Secretary
Facsimile:	(403) 231-7380
Email:	debra.poon@enbridge.com

To MEP:

1100 Louisiana Street
Suite 3300
Houston, TX 77002

Attention:	Chris Kaitson, Vice President—Law and Assistant Secretary
Facsimile No.:	(713) 821-2229
Email:	chris.kaitson@enbridge.com

or to such other street address, individual or electronic communication number or address as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

9.2 Waiver

Nothing in this Agreement shall constitute a waiver of privilege by any Enbridge Entity or its Related Entities. In fulfilling their obligations under this Agreement, each party will take appropriate steps necessary to preserve privilege and any actions or discussions taken in connection with this Agreement shall not vitiate privilege. Each Enbridge Entity, its Related Entities, Insurance Risk Management and the Claims Examiners will hold information provided in connection with the application of this Agreement in the strictest of confidence and will not disclose to anyone or use for any purpose any confidential information concerning this Agreement, other than for the purpose of fulfilling the terms of this Agreement.

9.3 Time

Time will be of the essence of this Agreement and will remain of the essence notwithstanding the extension of any of the dates hereunder.

9.4 Governing Law

This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

9.5 Entire Agreement

This Agreement, the Insurance Programs and the agreements, instruments and other documents entered into pursuant to this Agreement (including consulting agreements entered into between the Parent and each Claims Examiner) set forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersede all prior agreements and understandings among the parties with respect to the matters herein and there are no oral or written agreements, promises, warranties, terms, conditions, representations or collateral agreements whatsoever, express or implied, other than those contained in this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement will limit, narrow or otherwise affect any stand-alone insurance policy an Enbridge Entity currently has or may obtain and/or maintain in the future.

9.6 Amendment

(1)	Subject to Section 9.6(2) and Section 9.6(3), this Agreement may be altered or amended only by an agreement in writing signed by the Enbridge Entities.

(2)	The Parent may, acting reasonably, amend this Agreement without the consent of the other Enbridge Entities to:

(a)	remove any conflicts or other inconsistencies which may exist between any terms of this Agreement and any provisions of any applicable law or regulation;

(b)	make any change or correction in this Agreement which is of a typographical nature or is required to cure or correct any ambiguity or defective or inconsistent provision, clerical omission, mistake or manifest error contained therein; and

(c)	bring this Agreement into conformity with applicable laws, rules and policies of governmental authorities.

(3)	Upon providing at least 60 days written notice prior to the end of a Coverage Year, the Parent may amend, acting reasonably, the methodology and specific processes set forth in Article 5 and Schedule A hereto (the “New Methodology”) in connection with a new Coverage Year to better reflect the intent of this Agreement. Each Enbridge Entity is responsible for communicating any changes contemplated in this Section 9.6(3) to its Related Entities, as applicable. Upon receiving notice of any such amendment by the Parent, each Enbridge Entity may remain bound by this Agreement or may elect, upon providing written notice to the Parent prior to the commencement of such new Coverage Year, to terminate this Agreement with respect to an Insurance Coverage Program that will use the New Methodology.

9.7 Termination

In the event that an Enbridge Entity provides notice to terminate this Agreement pursuant to Section 9.6(3), such Enbridge Entity will no longer participate in the Insurance Programs effective on the earlier of: (i) 90 days following the date the Enbridge Entity provides such notice; or (ii) the date on which the Enbridge Entity establishes an independent insurance program.

9.8 Further Assurances

The principles in this Agreement are meant to apply to each Related Entity and any company in which a Related Entity has an insurable interest, including, where a Related Entity acts in a joint venture capacity and has any responsibilities with respect to obtaining and/or maintaining insurance. Accordingly, each of the Enbridge Entities will, and will cause its Related Entities to, upon reasonable request by Insurance Risk Management, do, execute and deliver all further assurances, acts and documents for the purpose of evidencing and giving full force and effect to the covenants, agreements and provisions in this Agreement.

9.9 Binding Effect

This Agreement will enure to the benefit of and be binding upon the successors and permitted assigns of the parties, as applicable.

9.10 Independent Legal Advice

Each of the Enbridge Entities acknowledges that it has read and understands the terms and conditions of this Agreement and acknowledges and agrees that it has had the opportunity to seek independent legal advice before execution of this Agreement and that , if it did avail itself of such opportunity prior to entering into this Agreement, it did so voluntarily. Each of the Enbridge Entities further agrees that any failure to obtain independent legal advice will not be used by it as a defence to the enforcement of its obligations under this Agreement.

9.11 Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

9.12 Electronic Execution

Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement by such party.

[signature page follows]

IN WITNESS WHEREOF the Enbridge Entities have executed this Agreement on the date first above written.

ENBRIDGE INC.

Per:	/s/ Wanda Opheim
Authorized Signatory

Per:	/s/ Colin K. Gruending
Authorized Signatory
Colin K. Gruending
Vice President Treasury and Tax

ENBRIDGE ENERGY PARTNERS, L.P.,
By: ENBRIDGE ENERGY MANAGEMENT, L.L.C., as delegate of its general partner, ENBRIDGE ENERGY COMPANY, INC.,

Per:	/s/ Chris Kaitson
Name: Chris Kaitson
Title: Vice President—Law and Assistant Secretary

ENBRIDGE INCOME FUND HOLDINGS INC.

Per:	/s/ Colin K. Gruending
Authorized Signatory
Colin K. Gruending
Vice President Treasury and Tax

MIDCOAST ENERGY PARTNERS, L.P.

By: MIDCOAST HOLDINGS, L.L.C., its general partner

Per:	/s/ Chris Kaitson
Name: Chris Kaitson
Title: Vice President—Law and Assistant Secretary

Signature Page to Amended and Restated Allocation Agreement

SCHEDULE “A”

PROCEDURES FOR DETERMINING RECOVERY

Part I – Allocated Recovery

The following is the procedure for calculating the Allocated Recovery for affected Enbridge Entities. For ease of reference, Schedule “B” contains an example using numerical figures with respect to such procedures.

1.	Determine the qualified allocated coverage (the “Qualified Allocated Coverage”) for each Enbridge Entity, as applicable, with respect to a Claim by multiplying such Enbridge Entity’s Insurance Cost Allocation Percentage by the Total Coverage Limit. Notwithstanding the foregoing, in no event will the maximum amount of coverage attributed to an Enbridge Entity exceed the aggregate Verified Loss Amounts in respect of such Enbridge Entity.

2.	Determine the aggregate unutilized allocated coverage (the “Unutilized Allocated Coverage”) by subtracting the aggregate Qualified Allocated Coverage from the Total Coverage Limit.

3.	If the Unutilized Allocated Coverage is greater than 0, proceed to determine the re-allocated unutilized coverage (the “Re-Allocated Unutilized Coverage”) for each Enbridge Entity if such Enbridge Entity’s Qualified Allocated Coverage is less than its aggregate Verified Loss Amounts by multiplying the Enbridge Entity’s Insurance Cost Allocation Percentage (as adjusted after excluding any Enbridge Entity whose Qualified Allocated Coverage is more than its aggregate Verified Loss Amounts) by the Unutilized Allocated Coverage. Notwithstanding the foregoing, in no event will sum of the Qualified Allocated Coverage and the Re-Allocated Unutilized Coverage for any Enbridge Entity be in an amount greater than the aggregate Verified Loss Amounts in respect of such Enbridge Entity.

4.	Determine the remaining unutilized coverage (the “Remaining Unutilized Coverage”) by subtracting the aggregate Qualified Allocated Coverage and the aggregate Re-Allocated Unutilized Coverage from the Total Coverage Limit.

5.	If the Remaining Unutilized Coverage is greater than 0, proceed to determine the first additional re-allocated unutilized coverage (the “First Additional Re-Allocated Unutilized Coverage”) for each Enbridge Entity if such Enbridge Entity’s Qualified Allocated Coverage and Re-Allocated Unutilized Coverage are less, in aggregate, than its aggregate Verified Loss Amounts by multiplying such Enbridge Entity’s Insurance Cost Allocation Percentage (as adjusted after excluding any Enbridge Entity whose Qualified Allocated Coverage taken together with its Re-Allocated Unutilized Coverage is more than its aggregate Verified Loss Amounts) by the Unutilized Allocated Coverage. Notwithstanding the foregoing, in no event will the sum of the Qualified Allocated Coverage, the Re-Allocated Unutilized Coverage and the First Additional Re-Allocated Unutilized Coverage for any Enbridge Entity be in an amount greater than the aggregate Verified Loss Amounts in respect of such Enbridge Entity.

6.	Determine the remaining unutilized coverage (the “Remaining Unutilized Coverage”) by subtracting the aggregate Qualified Allocated Coverage and the aggregate Re-Allocated Unutilized Coverage and the First Additional Re-allocated Unutilized Coverage from the Total Coverage Limit.

Signature Page to Amended and Restated Allocation Agreement

7.	If the Remaining Unutilized Coverage is greater than 0, proceed to determine the second additional re-allocated unutilized coverage (the “Second Additional Re-Allocated Unutilized Coverage”) for each Enbridge Entity if such Enbridge Entity’s Qualified Allocated Coverage and Re-Allocated Unutilized Coverage and First Additional Re-Allocated Unutilized Coverage are less, in aggregate, than its aggregate Verified Loss Amounts by multiplying such Enbridge Entity’s Insurance Cost Allocation Percentage (as adjusted after excluding any Enbridge Entity whose Qualified Allocated Coverage taken together with its Re-Allocated Unutilized Coverage and First Additional Re-Allocated Unutilized Coverage is more than its aggregate Verified Loss Amounts) by the Unutilized Allocated Coverage. Notwithstanding the foregoing, in no event will the sum of the Qualified Allocated Coverage, the Re-Allocated Unutilized Coverage and the First Additional Re-Allocated Unutilized Coverage and Second Additional Re-Allocated Unutilized Coverage for any Enbridge Entity be in an amount greater than the aggregate Verified Loss Amounts in respect of such Enbridge Entity.

8.	Confirm the Remaining Unutilized Coverage is Zero by subtracting the aggregate Qualified Allocated Coverage and the aggregate Re-Allocated Unutilized Coverage and the aggregate First Additional Re-Allocated Unutilized Coverage and the aggregate Second Additional Re-Allocated Coverage from the Total Coverage Limit.

9.	Determine the allocated recovery (the “Allocated Recovery”) for each Enbridge Entity with respect to its aggregate Verified Loss Amounts by totalling the sum of such Enbridge Entity’s Qualified Allocated Coverage, Re-Allocated Unutilized Coverage and First Additional Re-Allocated Unutilized Coverage and Second Additional Re-Allocated Unutilized Coverage.

Part II – Updated Allocated Recovery

In the event Verified True-Up Loss Amounts are prepared, the specific processes described in Part I of this Schedule “A” shall be used to determine Qualified Allocated Coverage, Unutilized Allocated Coverage and Remaining Unutilized Coverage using Verified True-Up Loss Amounts in place of Verified Loss Amounts.

1.	Determine the qualified allocated coverage (the “Qualified Allocated Coverage”) for each Enbridge Entity, as applicable, with respect to a Claim by multiplying such Enbridge Entity’s Insurance Cost Allocation Percentage by the Total Coverage Limit. Notwithstanding the foregoing, in no event will the maximum amount of coverage attributed to an Enbridge Entity exceed the aggregate Verified True-Up Loss Amounts in respect of such Enbridge Entity.

2.	Determine the aggregate unutilized allocated coverage (the “Unutilized Allocated Coverage”) by subtracting the aggregate Qualified Allocated Coverage from the Total Coverage Limit.

3.	If the Unutilized Allocated Coverage is greater than 0, proceed to determine the re-allocated unutilized coverage (the “Re-Allocated Unutilized Coverage”) for each Enbridge Entity if such Enbridge Entity’s Qualified Allocated Coverage is less than its aggregate Verified True-Up Loss Amounts by multiplying the Enbridge Entity’s Insurance Cost Allocation Percentage (as adjusted after excluding any Enbridge Entity whose Qualified Allocated Coverage is more than its aggregate Verified True-Up Loss Amounts) by the Unutilized Allocated Coverage. Notwithstanding the foregoing, in no event will sum of the Qualified Allocated Coverage and the Re-Allocated Unutilized Coverage for any Enbridge Entity be in an amount greater than the aggregate Verified True-Up Loss Amounts in respect of such Enbridge Entity.

4.	Determine the remaining unutilized coverage (the “Remaining Unutilized Coverage”) by subtracting the aggregate Qualified Allocated Coverage and the aggregate Re-Allocated Unutilized Coverage from the Total Coverage Limit.

5.	If the Remaining Unutilized Coverage is greater than 0, proceed to determine the first additional re-allocated unutilized coverage (the “First Additional Re-Allocated Unutilized Coverage”) for each Enbridge Entity if such Enbridge Entity’s Qualified Allocated Coverage and Re-Allocated Unutilized Coverage are less, in aggregate, than its aggregate Verified True-Up Loss Amounts by multiplying such Enbridge Entity’s Insurance Cost Allocation Percentage (as adjusted after excluding any Enbridge Entity whose Qualified Allocated Coverage taken together with its Re-Allocated Unutilized Coverage is more than its aggregate Verified True-Up Loss Amounts) by the Unutilized Allocated Coverage. Notwithstanding the foregoing, in no event will the sum of the Qualified Allocated Coverage, the Re-Allocated Unutilized Coverage and the First Additional Re-Allocated Unutilized Coverage for any Enbridge Entity be in an amount greater than the aggregate Verified True-Up Loss Amounts in respect of such Enbridge Entity.

6.	Determine the remaining unutilized coverage (the “Remaining Unutilized Coverage”) by subtracting the aggregate Qualified Allocated Coverage and the aggregate Re-Allocated Unutilized Coverage and the aggregate First Additional Re-Allocated Unutilized Coverage from the Total Coverage Limit.

7.

If the Remaining Unutilized Coverage is greater than 0, proceed to determine the Second additional re-allocated unutilized coverage (the “Second Additional Re-Allocated Unutilized Coverage”) for each Enbridge Entity if such Enbridge Entity’s Qualified Allocated Coverage and Re-Allocated Unutilized Coverage and First Additional Re-Allocated Unutilized Coverage are

less, in aggregate, than its aggregate Verified True-Up Loss Amounts by multiplying such Enbridge Entity’s Insurance Cost Allocation Percentage (as adjusted after excluding any Enbridge Entity whose Qualified Allocated Coverage taken together with its Re-Allocated Unutilized Coverage and First Additional Re-Allocated Unutilized Coverage is more than its aggregate Verified True-Up Loss Amounts) by the Unutilized Allocated Coverage. Notwithstanding the foregoing, in no event will the sum of the Qualified Allocated Coverage, the Re-Allocated Unutilized Coverage and the First Additional Re-Allocated Unutilized Coverage and Second Additional Re-Allocated Unutilized Coverage for any Enbridge Entity be in an amount greater than the aggregate Verified True-Up Loss Amounts in respect of such Enbridge Entity.

8.	Confirm the Remaining Unutilized Coverage is Zero by subtracting the aggregate Qualified Allocated Coverage and the aggregate Re-Allocated Unutilized Coverage and the aggregate First Additional Re-Allocated Unutilized Coverage and the aggregate Second Additional Re-Allocated Unutilized Coverage from the Total Coverage Limit.

9.	Determine the updated allocated recovery (the “Updated Allocated Recovery”) for each Enbridge Entity with respect to its aggregate Verified True-Up Loss Amounts by totalling the sum of such Enbridge Entity’s Qualified Allocated Coverage, Re-Allocated Unutilized Coverage and First Additional Re-Allocated Unutilized Coverage and Second Additional Re-Allocated Unutilized Coverage.

10.	Determine the net change in each Enbridge Entity’s Allocated Recovery by subtracting the Allocated Recovery from the Updated Allocated Recovery (the “Net Change”).

SCHEDULE “B”

ILLUSTRATION

Part I – Allocated Recovery

Insurance Coverage Program	-	Liability
Total Coverage Limit	-	$685 million
Coverage Year	-	May 2013 – April 2014

Business	Verified Loss Amounts
EEP	$200 million
EIFH	$150 million
Parent	$220 million
MEP	$120 million

Total	$690 million ($5million over Total Coverage Limit)

1.	Determine Qualified Allocated Coverage.

Enbridge Entity	Insurance Cost Allocation Percentage		Total Coverage Limit		Qualified Allocated Coverage
EEP	25%				$171 million
EIFH	8%	X		=	$55 million
Parent	58%		$685 million		$397 million but capped at $220 million
MEP	9%				$62 million

2.	Determine Unutilized Allocated Coverage by subtracting the aggregate Qualified Allocated Coverage from the Total Coverage Limit.

$685 million – ($171 million + $55 million + $220 million + $62 million) = $177 million

3.	Determine the Re-Allocated Unutilized Coverage.

Enbridge Entity	Insurance Cost Allocation Percentage		Unutilized Allocated Coverage		Re-Allocated Unutilized Coverage
EEP	60%	X		=	$106 million but capped at $29 million
EIFH	19%		$177 million		$33 million
MEP	21%				$38 million

4.	Determine the Remaining Unutilized Coverage, if any.

$685 million – ($171 million + $55 million + $220 million + $62 million) – ($29 million +

$33 million + $38 million) = $77 million

5.	Determine the First Additional Re-Allocated Coverage

Enbridge Entity	Insurance Cost Allocation Percentage		Unutilized Allocated Coverage		First Additional Re- Allocated Unutilized Coverage
EIFH	47%	X		=	$36 million
MEP	53%		$77 million		$41 million but capped at $20million

6.	Determine the Remaining Unutilized Coverage, if any.

$685 million – ($171 million + $55 million + $220 million + $62 million) – ($29 million + $33 million + $38 million) – ($36 million + $20 million) = $21 million

7.	Determine Second Additional Re-Allocated Coverage:

Enbridge Entity	Insurance Cost Allocation Percentage		Unutilized Allocated Coverage		Second Additional Re-Allocated Unutilized Coverage
EIFH	100%	X	$21 million	=	$21 million

8.	Determine the Remaining Unutilized Coverage, if any.

$685 million – ($171 million + $55 million + $220 million + $62 million) – ($29 million + $33 million + $38 million) – ($36 million + $20 million) - $21 million = 0 million

9.	Determine the Allocated Recovery.

Enbridge Entity	Qualified Allocated Coverage		Re-allocated Unutilized Coverage		First Additional Re-Allocated Unutilized Coverage	Second Additional Re-Allocated Unutilized Coverage		Total Allocated Recovery
EEP	$171 million		$29 million		Nil	Nil		$200 million
EIFH	$55 million	+	$33 million	+	$36 million	$21 million	=	$145 million
Parent	$220 million		Nil		Nil	Nil		$220 million
MEP	$62 million		$38 million		$20 million	Nil		$120 million

Part II – Updated Allocated Recovery

The following builds on the example in the first illustration with respect to the specific processes set forth in Schedule “A” with respect to calculating the Updated Allocated Recovery.

Enbridge Entity	Verified Loss Amounts	Verified True-Up Loss Amounts
EEP	$200 million	$220 million
EIFH	$150 million	$110 million
Parent	$220million	$200 million
MEP	$120 million	$165 million

Total	$690 million	$695 million ($10 million over Total Coverage Limit)

1.	Determine Qualified Allocated Coverage.

Enbridge Entity	Insurance Cost Allocation Percentage		Total Coverage Limit		Qualified Allocated Coverage
EEP	25%				$171 million
EIFH	8%	X		=	$55 million
Parent	58%		$685 million		$397 million but capped at $200 million
MEP	9%				$62 million

2.	Determine Unutilized Allocated Coverage by subtracting the aggregate Qualified Allocated Coverage from the Total Coverage Limit.

$685 million – ($171 million + $55 million + $200 million + $62 million) = $197 million

3.	Determine the Re-Allocated Unutilized Coverage.

Enbridge Entity	Insurance Cost Allocation Percentage		Unutilized Allocated Coverage		Re-Allocated Unutilized Coverage
EEP	60%	X		=	$118 million but capped at $49 million
EIFH	19%		$197 million		$38 million
MEP	21%				$42 million

4.	Determine the Remaining Unutilized Coverage, if any.

$685 million – ($171 million + $55 million + $200 million + $62 million) – ($49 million +

$38 million + $42 million) = $68 million

5.	Determine the First Additional Re-Allocated Coverage

Enbridge Entity	Insurance Cost Allocation Percentage		Unutilized Allocated Coverage	First Additional Re- Allocated Unutilized Coverage
EIFH	47%	X		$32 million but capped at $17 million
MEP	53%		$68 million	$36 million

6.	Determine the Remaining Unutilized Coverage, if any.

$685 million – ($171 million + $55 million + $200 million + $62 million) – ($49 million + $38 million + $42 million) – ($17 million + $36 million) = $15 million

7.	Determine Second Additional Re-Allocated Coverage:

Enbridge Entity	Insurance Cost Allocation Percentage		Unutilized Allocated Coverage	Second Additional Re- Allocated Unutilized Coverage
MEP	100%	X	$15 million	$15 million

8.	Determine the Remaining Unutilized Coverage, if any.

$685 million – ($171 million + $55 million + $200 million + $62 million) – ($49 million + $38 million + $42 million) – ($17 million + $36 million) - $15 million = 0 million

9.	Determine the Updated Allocated Recovery.

Enbridge Entity	Qualified Allocated Coverage		Re-allocated Unutilized Coverage		First Additional Re-Allocated Unutilized Coverage	Second Additional Re-Allocated Unutilized Coverage		Total Allocated Recovery
EEP	$171 million		$49 million		Nil	Nil		$220 million
EIFH	$55 million	+	$38 million	+	$17 million	Nil	=	$110 million
Parent	$200 million		Nil		Nil	Nil		$200 million
MEP	$62 million		$42 million		$36 million	$15 million		$155 million

10.	Determine the Net Change.

Enbridge Entity	Allocated Recovery	Updated Allocated Recovery	Net Change
EEP	$200 million	$220 million		$20 million
EIFH	$145 million	$110 million	(-$	35 million	)
Parent	$220 million	$200 million	(-$	20 million	)
MEP	$120 million	$155 million	(+$	35 million	)